As filed with the Securities and Exchange Commission on August 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTREXON CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	26-0084895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Intrexon Corporation Amended and Restated 2008 Equity Incentive Plan

Intrexon Corporation 2013 Omnibus Incentive Plan

(Full title of the plans)

Randal J. Kirk

Chairman of the Board and Chief Executive Officer

Intrexon Corporation

222 Lakeview Avenue, Suite 1400, Palm Beach, Florida 33401

(Name and address of agent for service)

(561) 855-7831

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

John Owen Gwathmey

David I. Meyers

Troutman Sanders LLP

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	2,832,443(2)	$6.79(4)	$19,742,128	$2,693
Common Stock, no par value	7,000,000(3)	$23.22(5)	$162,540,000	$22,171
Total	9,832,443		$182,282,128	$24,864

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s common stock, no par value (the “Common Stock”), as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Represents shares of Common Stock available for issuance upon exercise of stock options currently outstanding under the Intrexon Corporation Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”). No new awards will be made under the 2008 Plan.
(3)	Represents shares of Common Stock available for future issuance pursuant to the Intrexon Corporation 2013 Omnibus Incentive Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. For the shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2008 Plan, the Proposed Maximum Offering Price Per Share is $6.79 per share, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding awards under the 2008 Plan.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, and is based upon the average of high and low sales prices of the Common Stock on The New York Stock Exchange on August 8, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.

Not required to be filed with this Registration Statement.

ITEM 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

•

The Prospectus, dated as of August 7, 2013, filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on August 8, 2013, relating to the Registration Statement on Form S-1 originally filed with the Commission on July 9, 2013, as amended and supplemented (Registration No. 333-189853); and

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36042), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 5, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Securities and Exchange Commission shall not be deemed “filed with” the Securities and Exchange Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, or the Virginia Stock Corporation Act, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Virginia Stock Corporation Act and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer. In addition, the Virginia Stock Corporation Act permits a Virginia corporation to limit the personal liability of an officer or director in any proceeding brought by or in the name of the corporation or its shareholders, except if the director or officer engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities laws, including insider trading or market manipulation.

The Registrant is a Virginia corporation. The Registrant’s Amended and Restated Articles of Incorporation contain provisions limiting the liability of and indemnifying its directors and officers to the extent not prohibited by Virginia law. Sections 13.1-692.1 and 13.1-696 through 13.1-704 of the VSCA are incorporated herein by reference.

ITEM 7.	Exemption from Registration Claimed.

Not Applicable.

ITEM 8	Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Blacksburg, Commonwealth of Virginia, on August 14, 2013.

INTREXON CORPORATION

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal J. Kirk, Rick Sterling and Donald P. Lehr, and each of them, as his true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Intrexon Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randal J. Kirk	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 14, 2013
Randal J. Kirk

/s/ Rick Sterling	Chief Financial Officer (Principal Accounting and Financial Officer)	August 14, 2013
Rick Sterling

/s/ Cesar L. Alvarez Cesar L. Alvarez	Director	August 14, 2013

/s/ Steven Frank Steven Frank	Director	August 14, 2013

/s/ Larry D. Horner Larry D. Horner	Director	August 14, 2013

/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Director	August 14, 2013

/s/ Dean J. Mitchell Dean J. Mitchell	Director	August 14, 2013

/s/ Thomas D. Reed Thomas D. Reed	Chief Science Officer and Director	August 14, 2013

Robert B. Shapiro	Director	August 14, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))

4.2	Eighth Amended and Restated Investors’ Rights Agreement, dated March 1, 2013, by and among the Registrant and the holders of the Registrant’s series preferred and certain holders of the Registrant’s common stock and Joinder thereto incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))

4.3	Amended and Restated Article of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))

4.4	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of McGladrey LLP

23.5	Consent of Caturano and Company, Inc.

23.6	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Intrexon Corporation Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))

99.2	Intrexon Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189853))